Hamilton Announces Share Repurchase from Funds Affiliated with Blackstone PEMBROKE, Bermuda, May 8, 2024 – Hamilton Insurance Group, Ltd. (NYSE: HG) (“Hamilton” or “the Company”) announced today that it has entered into an agreement to repurchase 9,124,729 Class A common shares owned by funds affiliated with Blackstone Alternative Solutions LLC (“BAS”) at $12.00 per share, representing a 12.0% discount to the 30-day volume weighted average price of the Company’s Class B common shares. The total purchase price for those shares is $109,496,748. The total purchase price will be funded by a loan under the Company’s revolving credit facility which the Company intends to repay with funds withdrawn from the Two Sigma Hamilton Fund. The Company expects to close the repurchase transaction on May 10, 2024 subject to customary closing conditions. The common shares purchased by Hamilton will be cancelled and the Company will have 101,878,284 shares outstanding following the repurchase transaction. “We are very pleased to have this opportunity to repurchase Hamilton shares at an attractive price and return capital to our shareholders,” said Pina Albo, CEO of Hamilton. “We are also grateful to BAS for its support and investment in Hamilton over the years. This transaction allows BAS to fully exit an investment that was made over ten years ago, resulting in meaningful earnings per share, book value per share, and ROE accretion to Hamilton shareholders. “Along with the strength of our first quarter earnings, and our recent AM Best rating upgrade, this transaction should create significant value for our shareholders, while not impeding our plans for strategic growth in both specialty insurance and reinsurance at this favorable time in the market cycle.” BAS commented, “We thank Hamilton for the partnership over the past ten years and wish them continued success in the future.” Special Note Regarding Forward-Looking Statements This information may contain forward-looking statements which reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. Forward- looking statements include, without limitation, all matters that are not historical facts. These forward-looking statements are not a guarantee of future performance and involve risk and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. These uncertainties and risks are described under the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other subsequent periodic reports filed with the SEC available electronically at www.sec.gov. These forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. About Hamilton Insurance Group, Ltd. Hamilton is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Re and Hamilton Select, each with dedicated and experienced leadership, provide us with access to diversified and profitable business around the world. For more about our company, visit www.hamiltongroup.com or find us on LinkedIn at Hamilton Media contact Kelly Corday Ferris kelly.ferris@hamiltongroup.com Investor contacts Jon Levenson and Darian Niforatos investor.relations@hamiltongroup.com